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EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)
270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

Credit Suisse First Boston (USA), Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1898818 (I.R.S. employer identification No.)
Eleven Madison Avenue New York, New York (Address of principal executive offices)	10010 (Zip Code)

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    New York State Banking Department, State House, Albany, New York 12110.

    Board of Governors of the Federal Reserve System, Washington, D.C., 20551

    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

    Federal Deposit Insurance Corporation, Washington, D.C., 20429.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with the Obligor and Guarantors.

        If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1.  A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

        2.  A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3.  None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.  A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

        5.  Not applicable.

        6.  The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        7.  A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.  Not applicable.

        9.  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 22nd day of April.

JPMORGAN CHASE BANK
By:	/s/ FRANCINE SPRINGER Francine Springer Vice President

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business December 31, 2001, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

ASSETS

	Dollar Amounts in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,396
Interest-bearing balances		12,495
Securities:
Held to maturity securities		442
Available for sale securities		52,916
Federal funds sold and securities purchased under agreements to resell		75,076
Loans and lease financing receivables:
Loans and leases held for sale		4,515
Loans and leases, net of unearned income	$173,654
Less: Allowance for loan and lease losses	3,275
Loans and leases, net of unearned income and allowance		170,379
Trading Assets		140,469
Premises and fixed assets (including capitalized leases)		5,502
Other real estate owned		41
Investments in unconsolidated subsidiaries and associated companies		360
Customers' liability to this bank on acceptances outstanding		270
Intangible assets
Goodwill		1,739
Other Intangible assets		4,762
Other assets		47,464

TOTAL ASSETS		$537,826

LIABILITIES

	Dollar Amounts in Millions
Deposits
In domestic offices		$160,102
Noninterest-bearing	$70,338
Interest-bearing	89,764
In foreign offices, Edge and Agreement subsidiaries and IBF's		120,371
Noninterest-bearing	$7,610
Interest-bearing	112,761
Federal funds purchased and securities sold under agreements to repurchase		79,946
Trading liabilities		92,208
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		11,399
Bank's liability on acceptances executed and outstanding		293
Subordinated notes and debentures		9,467
Other liabilities		30,651
TOTAL LIABILITIES		504,437
Minority Interest in consolidated subsidiaries		116

EQUITY CAPITAL

Dollar Amounts in Millions
Perpetual preferred stock and related surplus	0
Common stock	1,476
Surplus (exclude all surplus related to preferred stock)	16,020
Retained earnings	16,149
Accumulated other comprehensive income	(372)
Other equity capital components	0
TOTAL EQUITY CAPITAL	33,273

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$537,826

        I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                      JOSEPH L. SCLAFANI

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
HELENE L. KAPLAN	)	DIRECTORS
H.W. BECHERER	)

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GENERAL
SIGNATURE
ASSETS
LIABILITIES
EQUITY CAPITAL